Consent of Independent Registered
Public Accounting Firm

We have issued our reports dated February 26, 2015, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Advanced Energy Industries, Inc. on Form 10-K for the year ended December 31, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Advanced Energy Industries, Inc. on Forms S-8 (File No. 333-01616, effective February 23, 1996;File No. 333-04073, effective May 20, 1996; File No. 333-46705, effective February 23, 1998; File No. 333-57233, effective June 19, 1998; File No. 333-65413, effective October 7, 1998; File No. 333-79425, effective May 27, 1999; File No. 333-79429, effective May 27, 1999; File No. 333-62760, effective June 11, 2001; File No. 333-69148, effective September 7, 2001; File No. 333-69150, effective September 7, 2001; File No. 333-87718, effective May 7, 2002; File No. 333-105367, effective May 19, 2003; File No. 333-105366, effective May 19, 2003; File No. 333-105365, effective May 19, 2003; File No. 333-129859, effective November 21, 2005; File No. 333-129858, effective November 21, 2005; File No. 333-147289, effective November 8, 2007; File No. 333-152865, effective August 7, 2008; File No. 333-167741, effective June 24, 2010; and File No. 333-168519, effective August 4, 2010) and Forms S-3 (File No. 333-167027, effective May 21, 2010; File No. 333-167027, effective May 25, 2010; File No. 333-110534, effective November 17, 2003; File No. 333-87720, effective May 7, 2002; File No. 333-72748, effective May 3, 2002; File No. 333-72748, effective May 2, 2002; File No. 333-72748, effective April 29, 2002; File No. 333-72748, effective April 19, 2002; File No. 333-72748, effective April 4, 2002; File No. 333-72748, effective February 8, 2002; File No. 333-72748, effective January 23, 2002; File No. 333-72748, effective January 9, 2002; File No. 333-72748, effective November 2, 2001; File No. 333-47114, effective October 2, 2000; File No. 333-37378, effective November 5, 1999; File No. 333-87455, effective October 26, 1999; File No. 333-87459, effective October 26, 1999; File No. 333-87459, effective September 21, 1999; File No. 333-87455, effective September 21, 1999; File No. 333-34039, effective October 14, 1997; File No. 333-34039, effective September 24, 1997; and File No. 333-34039, effective August 21, 1997).

/s/ GRANT THORNTON LLP

Denver, Colorado
February 26, 2015